Registration No. 333-

As filed with the Securities and Exchange Commission on September 6, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	38-0715562
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2700 West Front Street, Statesville, North Carolina	28677-2927
(Address of principal executive offices)	(Zip Code)

Kewaunee Scientific Corporation 2023 Omnibus Incentive Plan

(Full title of the plan)

Donald T. Gardner III

Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

Kewaunee Scientific Corporation

2700 West Front Street

Statesville, NC 28677-2927

(Name and address of agent for service)

(704) 873-7202

(Telephone number, including area code, of agent for service)

With a copy to:

Jeffrey W. Acre

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, PA 15222

(412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On August 23, 2023 (the “Approval Date”), the stockholders of Kewaunee Scientific Corporation (the “Registrant”) approved the Kewaunee Scientific Corporation 2023 Omnibus Incentive Plan, as amended (the “2023 Plan”). Under the terms of the 2023 Plan, effective as of the Approval Date, no new awards may be granted under the Kewaunee Scientific Corporation 2008 Key Employee Stock Option Plan or the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan (collectively, the “Prior Plans”). In addition, any shares of the Registrant’s common stock, $2.50 par value (“Common Stock”), that currently are subject to an outstanding award under any of the Predecessor Plans will become available for issuance under the 2023 Plan if such award under a Predecessor Plan expires unexercised or is terminated, surrendered or forfeited (including by being withheld by the Registrant) for any reason without issuance of shares, from and after the Approval Date.

This Registration Statement relates to an aggregate of 578,453 shares of the Registrant’s common stock, $2.50 par value (“Common Stock”), including (i) 64,633 shares of Common Stock available for awards under the Predecessor Plans as of the Approval Date and (ii) 203,820 shares of Common Stock underlying outstanding awards under the Predecessor Plans as of the Approval Date, which represents the maximum number of shares of Common Stock which may become available for issuance under the 2023 Plan if awards under the Predecessor Plans expire unexercised or are terminated, surrendered or forfeited (including by being withheld by the Registrant) for any reason without issuance of shares, from and after the Approval Date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The document containing the information specified in Part I will be delivered to the participants in the Kewaunee Scientific Corporation 2023 Omnibus Incentive Plan (the “Plan”) as required by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for its fiscal year ended April 30, 2023, as filed on June 30, 2023 (File No. 000-05286);

2.

All other reports filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since April 30, 2023 (except to the extent of any information furnished in a Current Report on Form 8-K under Item 2.02 or Item 7.01 and exhibits furnished therein that relate to such items); and

3.

The description of the Registrant’s Common Stock contained in the Registration Statement filed by the Registrant under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K or any exhibit furnished therein that relates to such items. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Plan, each meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is incorporated under the laws of the state of Delaware.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision, however, may not eliminate or limit a director’s liability (1) for breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Restated Certificate of Incorporation contains such a provision.

The Registrant’s Restated Certificate of Incorporation provides for indemnification of the Registrant’s officers and directors to the fullest extent permitted by Section 145 of the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

4.1	Conformed copy of Restated Certificate of Incorporation (reflecting all amendments to date) (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the Registrant’s fiscal year ended April 30, 2018).

4.2	By-Laws (as amended as of April 21, 2020) (incorporated by reference to Exhibit 3 to the Registrant’s Current Report on Form 8-K filed on April 27, 2020).

5.1	Opinion of K&L Gates LLP (filed herewith).

23.1	Consent of FORVIS, LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1	Kewaunee Scientific Corporation 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed August 25, 2023).

107	Filing Fee Table (filed herewith).

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Statesville, State of North Carolina, on this 6th day of September, 2023.

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ Thomas D. Hull III
Thomas D. Hull III
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Kewaunee Scientific Corporation, a Delaware corporation, do hereby constitute and appoint Thomas D. Hull III and Donald T. Gardner III, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Capacity	Date

/s/ Thomas D. Hull III Thomas D. Hull III	Director, President and Chief Executive Officer (Principal Executive Officer)	September 6, 2023

/s/ Donald T. Gardner III Donald T. Gardner III	Vice President, Finance and Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	September 6, 2023

/s/ Keith M. Gehl Keith M. Gehl	Director	September 6, 2023

/s/ Margaret B. Pyle Margaret B. Pyle	Director	September 6, 2023

/s/ David S. Rhind David S. Rhind	Director	September 6, 2023

/s/ John D. Russell John D. Russell	Director	September 6, 2023

/s/ Donald F. Shaw Donald F. Shaw	Director	September 6, 2023